UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2011

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2011, the Board of Directors of Charles River Laboratories International, Inc. (the "Registrant") increased the size of the Board from ten to twelve. Following the increase in the size of the Board, the Board filled two vacancies and appointed each of Robert J. Bertolini and Richard F. Wallman to the Board, effective immediately.
Each of Mr. Bertolini and Mr. Wallman is expected to be appointed to a new Strategic Planning and Capital Allocation Committee, which is in the process of being established.
There are no arrangements or understandings between either of Mr. Bertolini or Mr. Wallman and any other person pursuant to which he was selected as a director, and there are no transactions in which either of Mr. Bertolini or Mr. Wallman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of Mr. Bertolini and Mr. Wallman will participate in the non-employee director compensation arrangements generally applicable to all of the Registrant’s non-employee directors. Under the terms of those arrangements as currently in effect, each new director will receive, among other things, stock options and restricted stock having a target value of approximately $275,000 on the first day of the month following his initial election or appointment to the Board. Consistent with the long-term incentive equity awards to Company management, one-half of the targeted award value will be issued in the form of stock options and one half in the form of restricted stock, utilizing Black Scholes pricing models.

Mr. Bertolini was executive vice president and chief financial officer at Schering-Plough Corporation until its merger with Merck & Co. Prior to joining Schering-Plough, Mr. Bertolini spent 20 years at PricewaterhouseCoopers LLP, where he held positions of increasing responsibility, ultimately leading the global pharmaceutical industry practice.

Mr. Wallman was senior vice president and chief financial officer of Honeywell International, Inc. from 1999 to 2003, and served in the same capacity from 1995 to 1999 at its predecessor company, AlliedSignal, which merged with Honeywell in 1999.

Item 8.01 Other Events.

On January 24, 2011, the Registrant announced that current director Dr. Nancy T. Chang, submitted her resignation as a director of the Company effective January 24, 2011. Also on January 24, 2011, the Registrant announced that current director Douglas E. Rogers has indicated that he does not intend to stand for re-election at the Company's 2011 Annual Meeting of Shareholders. Consequently, until the Annual Meeting, Charles River’s Board will consist of 11 directors; and following the Annual Meeting, Charles River’s Board will return to its prior size of ten directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

January 25, 2011	By:	Matthew L. Daniel

Name: Matthew L. Daniel
Title: Deputy General Counsel and Assistant Secretary